                                                                  Exhibit 10.33
                                                                  EXECUTION COPY

     AMENDED AND RESTATED NON-STATUTORY OPTION AGREEMENT dated as of February 2, 2000 (the "AGREEMENT"), by and between OPUS360 CORPORATION, a Delaware corporation (the "COMPANY"), and RICHARD S. MILLER (the "OPTIONEE")

     The Company and the Optionee are parties to the Existing Non-Statutory Option Agreement (as defined below), pursuant to which the Company agreed to grant to the Optionee on the Existing Grant Date (as defined below) an option to purchase shares of the Company's common stock. The parties hereto desire to amend and restate the Existing Non-Statutory Option Requirement to provide for, among other things, (i) the amendment of the Existing Option 3 Shares (as defined below) and (ii) the modification and amendment of certain other terms and conditions of the Existing Non-Statutory Stock Option Agreement. The Company and the Optionee desire and have agreed to amend and restate the Existing Non-Statutory Option Agreement in its entirety as and pursuant to this Agreement

     As a material inducement to the Optionee to enter into the Employment Agreement (as defined below), the Company, acting through its Board of Directors or a committee thereof, grants to the Optionee as of the Grant Date an option to purchase shares ("SHARES") of the Company's Common Stock (as defined below) on the terms and subject to the conditions set forth in this Agreement. Certain definitions used herein are set forth in Section 10 hereto. This Agreement is the "NSO AGREEMENT" referred to in Section 5(e)(ii) of the Employment Agreement.

     NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Existing Non-Statutory Option Agreement shall be amended and restated in its entirety to read as follows:

SECTION 1.     OPTION; OPTION PRICE.

     (a) On the terms and subject to the conditions of this Agreement, the Company hereby grants the Optionee as of the Grant Date the option (the "OPTION") to purchase (i) up to 200,000 Shares (as adjusted from time to time to reflect any Adjustment Event, the "OPTION 1 SHARES") at a price of $4.00 per Share (as adjusted from time to time to reflect any Adjustment Event, the "OPTION 1 PRICE"), (ii) up to 400,000 Shares (as adjusted from time to time to reflect any Adjustment Event, the "OPTION 2 SHARES") at a price of $4.00 per Share (as adjusted from time to time to reflect any Adjustment Event, the "OPTION 2 PRICE") and (iii) up to 383,055 Shares (as adjusted from time to time to reflect any Adjustment Event, the "OPTION 3 SHARES" and together with the Option 1 Shares and the Option 2 Shares, the "OPTION SHARES") at a price of $12.00 per Share (as adjusted from time to time to reflect any Adjustment Event, the "OPTION 3 PRICE" and together with the Option 1 Price and the Option 2 Price, the "OPTION PRICE"). The Option is NOT intended to qualify for federal income tax purposes as an "incentive stock option" within the meaning of Section 422 of the Code.

                                                                  EXECUTION COPY

     (b) Any changes to the number of the Option Shares and the Option Price based on an Adjustment Event shall be made by the Board in good faith and shall be binding on and conclusive to the Optionee.

SECTION 2.     TERM.

         The term of the Option (the "TERM") shall commence on February 2, 2000 (the "GRANT DATE") and shall expire at 5:00 p.m., New York time, on February 2, 2010, unless the Optionee's employment with the Company shall have theretofore been terminated for Cause, in which case the Option shall terminate as of the effective date of such termination of employment.

SECTION 3.     TIME OF EXERCISE.

     (a) Unless accelerated in the sole discretion of the Compensation Committee, the Option shall become exercisable, if at all, for the number of the Option Shares determined in accordance with the provisions of this Section 3.

     (b) The Option with respect to all of the Option 1 Shares shall become exercisable on the Grant Date.

     (c) The Option with respect to the Option 2 Shares shall become exercisable on the dates and in the numbers determined in accordance with the following schedule:


                                                   Portion of Option 2
     Vesting Date                                      Shares Vested
     ------------                                      -------------

     Six-month anniversary of the Grant Date              6/36
     Each month thereafter for 30 months                  1/36


     (d) The Option with respect to the Option 3 Shares shall become exercisable on the dates and in the numbers determined in accordance with the following schedule:


                                                   Portion of Option 3
     Vesting Date                                     Shares Vested
     ------------                                  -------------------
     Six-month anniversary of the Grant Date              6/36
     Each month thereafter for 30 months                  1/36


     (e) Upon the termination of the Optionee's employment with the Company all vesting shall cease and the Option shall only be exercisable as to the Vested Shares at the time of such termination and shall thereafter be exercisable for the period provided in the Agreement or in the Plan (as if this Option was an Option under the Plan) PROVIDED THAT:

          (i) upon the termination of the Optionee's employment with the Company pursuant to an Involuntary Termination the Optionee will be credited with 12 additional months' employment after such termination and the Option shall continue to vest

                                                                  EXECUTION COPY

     according to the vesting schedule set forth herein for such 12-month period, and shall be exercisable by the Optionee until the end of the Term;

          (ii) upon the termination of the Optionee's employment with the Company without Cause or with Good Reason, the Option shall continue to vest according to the vesting schedule set forth herein until fully vested as if the Optionee's employment had continued until the Option had fully vested, and shall be exercisable by the Optionee until the end of the Term;

          (iii) upon the termination of the Optionee's employment with the Company because of Poor or Incompetent Performance, the Optionee will be credited with 12 additional months' employment after such termination and the Option shall continue to vest according to the vesting schedule set forth herein for such 12-month period, and shall be exercisable by the Optionee until the end of the Term; and

          (iv) upon the termination of the Optionee's employment with the Company pursuant to the Company's Right Not To Extend, the Option shall continue to vest according to the vesting schedule set forth herein for 12 months following the effective date of such termination, and shall be exercisable by the Optionee until the end of the Term.

     (f) Following the termination of the Optionee's employment with the Company for any reason other than for Cause, vesting pursuant to subparagraph (i) through (iv) of Section 3(e) and exercisability of the Option shall be conditioned on the Optionee's compliance with Sections 11 and 12 of the Employment Agreement.

SECTION 4.     PROCEDURE FOR EXERCISE.

     (a) The Option may be exercised with respect to Vested Shares, from time to time, in whole or in part (but for the purchase of whole Shares only), by delivery of a written notice (the "EXERCISE NOTICE") from the Optionee to the Secretary of the Company, which Exercise Notice shall:

          (i) state that the Optionee elects to exercise the Option;

          (ii) state the number and type (e.g., Option 1 Shares or Option 2 Shares) of Vested Shares with respect to which the Optionee is exercising the Option (the "OPTIONED SHARES");

          (iii) state the method of payment for the Optioned Shares;

          (iv) include any representations of the Optionee required under
     Section 6;

     and

          (v) state the date upon which the Optionee desires to consummate the purchase of such Vested Shares (which date must be prior to the termination of the Option).

                                                                  EXECUTION COPY

     (b) Payment of the Option Price for the Vested Shares to be purchased on the exercise of the Option may be made in one of the following forms:

          (i) cash or personal or certified check payable to the Company;

          (ii) the surrender of previously acquired Shares that have been held by the Optionee for at least six months prior to the date of surrender;

          (iii) with respect to the Option 1 Shares only, by authorizing the Company to withhold a number of Shares otherwise issuable pursuant to the exercise of the Option; or

          (iv) following such time as the Common Stock is registered under the Securities Act, through a broker cashless exercise procedure approved by the Company, which approval shall not be unreasonably denied.

The Company hereby agrees that it shall use its commercially reasonable efforts to assist the Optionee in obtaining financing to pay the Option Price and in the event that the Optionee borrows funds to pay the Option Price, the Company shall guarantee such Optionee loan.

     (c) The Company shall be entitled to require as a condition of delivery of the Option Shares that the Optionee remit or, in appropriate cases, agree to remit when due an amount sufficient to satisfy all current or estimated future federal, state and local income tax withholding and the employee's portion of any employment taxes related thereto. Such withholding obligation may be paid in one of the following forms:

          (i) in cash or personal or certified check payable to the Company;

          (ii) the surrender of previously acquired Shares that have been held by the Optionee for at least six months prior to the date of surrender; or

          (iii) with respect to the Option 1 Shares only, by authorizing the Company to withhold a number of Shares otherwise issuable pursuant to the exercise of the Option, PROVIDED, HOWEVER, that in such event, the number of shares to be so withheld shall be calculated using the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the taxable event then applicable to the Option;

          (iv) following such time as the Common Stock is registered under the Securities Act, through a broker cashless exercise procedure approved by the Company, which approval shall not be unreasonably denied.

The Company hereby agrees that it shall use its commercially reasonable efforts to assist the Optionee in obtaining financing to pay the withholding obligation and in the event that the Optionee borrows funds to satisfy such withholding obligation, the Company shall guarantee such Optionee loan.

                                                                  EXECUTION COPY

     (d) The Optionee shall deliver to the Company a copy of any election filed by the Optionee with the Internal Revenue Service (the "IRS") under Section 83(b) of the Code no later than 30 days following the filing of such election with the IRS.

SECTION 5.     NO RIGHTS AS A HOLDER OF OPTION SHARES.

     The Optionee shall not have any rights or privileges of a stockholder of the Company with respect to the Option Shares until the date of payment for such Option Shares pursuant to the exercise of the Option.

SECTION 6.     ADDITIONAL PROVISIONS RELATED TO EXERCISE.

     In the event of the exercise of the Option at a time when there is not in effect a registration statement under the Securities Act relating to the Option Shares, the Optionee hereby represents and warrants, and by virtue of such exercise shall be deemed to represent and warrant, to the Company that the Option and the Option Shares are being acquired for investment only and not with a view to the distribution thereof, and the Optionee shall provide the Company with such further representations and warranties as the Board may require in order to ensure compliance with applicable federal and state securities, "blue sky" and other laws. No Option Shares shall be purchased upon the exercise of the Option unless and until the Company and the Optionee shall have complied with all applicable federal or state registration, listing and qualification requirements and all other requirements of law or of any Government Entity having jurisdiction. Each of the Company and the Optionee shall use reasonable efforts to comply with all applicable federal or state registration, listing and/or qualification requirements and all other requirements of law or of any Governmental Entity having jurisdiction in connection with the exercise of the Option.

SECTION 7.     RESTRICTION ON TRANSFER OF OPTION AND OPTION SHARES.

     (a) The Option may not be Transferred by the Optionee except by the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee; PROVIDED, HOWEVER, that the Option may be Transferred by the Optionee during his lifetime to a member of his immediate family or to a trust established for the benefit of an immediate family member. If the Optionee dies, the Option shall thereafter be exercisable, during the period specified in Section 3, by the Optionee's Representatives to the full extent to which the Option was exercisable by the Optionee at the time of his death, subject to and in accordance with the provisions of Sections 3 and 4. The Option shall not be subject to execution, attachment or similar process. Any attempted Transfer of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

     (b) Prior to the consummation of the initial public offering of the Company's Common Stock (the "IPO"), the Option Shares may not be Transferred by the Optionee without the prior written consent of the Company. The Optionee agrees to sign the Lock-Up Agreement in connection with the IPO substantially in the form signed by all executive officers.

                                                                  EXECUTION COPY

SECTION 8.     RESTRICTIVE LEGEND.

     (a) All certificates representing Option Shares issued upon exercise of the Option shall bear a legend (the "RESTRICTIVE LEGEND") substantially as set forth below:

     'THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS."

     (b) The Restrictive Legend shall be removed from a certificate representing Option Shares if such Securities are sold pursuant to an effective registration statement under the Securities Act or there is delivered to the Company such satisfactory evidence, which may include an opinion of independent counsel, as reasonably may be requested by the Company, to confirm that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such shares will not violate the registration and prospectus delivery requirements of the Securities Act.

SECTION 9.     OPTIONEE'S EMPLOYMENT.

     Nothing contained in this Agreement or in the Option shall confer upon the Optionee any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the Optionee's employment or to increase or decrease the Optionee's compensation at any time. The foregoing shall not be construed to modify the Optionee's rights under the Employment Agreement or any other agreement between the Optionee on the one hand and the Company or any Subsidiary on the other hand.

SECTION 10.    DEFINITIONS.

     As used in this Agreement, the following terms have the meanings set forth below:

"ADJUSTMENT EVENT" means any increase or decrease in the number of issued shares of Common Stock resulting from a stock dividend or distribution, stock split, reverse stock split, reclassification or combination or other similar PRO RATA recapitalization event affecting the Common Stock or any other increase of decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company.

                                                                  EXECUTION COPY

"BOARD" means the Board of Directors of the Company.

"BUSINESS DAY" means any day, other than a Saturday, Sunday or a day on which Banking institutions in the State of New York are authorized or obligated by law or executive order to close.

"CAUSE" has the meaning assigned to such term in the Employment Agreement.

"CODE" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

"COMMON STOCK" means the common stock, $.001 par value per share, of the Company.

"COMPANY'S RIGHT NOT TO EXTEND" has the meaning assigned to such term in the Employment Agreement.

"EMPLOYMENT AGREEMENT" means the Employment Agreement, dated as of January 21, 2000, by and between the Company and the Optionee.

"EXISTING GRANT DATE" means February 1, 2000.

"EXISTING NON-STATUTORY OPTION AGREEMENT" means the Non-Statutory Option Agreement, dated as of January 21, 2000, by and between the Company and the Optionee.

"EXISTING OPTION 3 SHARES" means 375,650 shares of Common Stock.

"GOOD REASON" has the meaning assigned to such term in the Employment Agreement.

"GOVERNMENTAL ENTITY" means any government or political subdivision or department thereof, any governmental or regulatory body, commission, board, bureau, agency or instrumentality, or any court or arbitrator or alternative dispute resolution body, in each case whether federal, state, local or foreign.

"INVOLUNTARY TERMINATION" has the meaning assigned to such term in the Employment Agreement.

"NASDAQ" means The National Association of Securities Dealers, Inc. Automated Quotation System.

"OPTIONEE" has the meaning assigned to such term in the caption to this Agreement.

"OPTIONEE'S RIGHT NOT TO EXTEND" shall have the meaning assigned to "Employee's Right Not To Extend" in the Employment Agreement.

"PERSON" shall be construed as broadly as possible and shall include an individual, a corporation, a company, an association, a joint stock company, a partnership (including a limited liability

                                                                  EXECUTION COPY

partnership), a limited liability company, a joint venture, a trust or an unincorporated organization and a Governmental Entity.

"PLAN" shall mean the Company's 1998 Stock Option Plan.

"POOR OR INCOMPETENT PERFORMANCE" has the meaning assigned to such term in the Employment Agreement.

"REPRESENTATIVES" means, with respect to the Optionee, the Optionee's assigns, personal and legal representatives, executors, administrators, heirs, distributees, devisees, and legatees, as determined from time to time.

"RESIGNATION" has the meaning assigned to such term in the Employment Agreement.

"SEC" means the United States Securities and Exchange Commission.

"SECURITIES" means, with respect to any Person, such Person's "securities," as defined in Section 2(1) of the Securities Act.

"SHARES" has the meaning assigned to such term in the preamble to this Agreement.

"SUBSIDIARY" means, as to any Person, any other Person of which more than 50% of the shares of the voting stock or other voting interests are owned or controlled, or the ability to select or elect 50% or more of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries.

"TRANSFER" means, with respect to any Security, to sell, or in any other way transfer, assign, pledge, distribute, encumber or otherwise dispose of (including, without limitation, the pledge of such Security to any lender), such Security, either voluntarily or involuntarily and with or without consideration. The terms "Transferee," "Transferred" and other forms of the word "Transfer" shall have correlative meanings.

"VESTED SHARES" means the Option Shares with respect to which the Option is exercisable at any particular time.

SECTION 11.    OPTIONEE'S UNDERTAKING.

     The Optionee hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Optionee pursuant to the express provisions of this Agreement.

SECTION 12.    CORPORATE TRANSACTIONS.

     In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, the Option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the

                                                                  EXECUTION COPY

successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Option shall become immediately vested and exercisable in full, and the Optionee shall have the right to exercise the Option as to all of the Option Shares, including Option Shares as to which he would not otherwise be vested or able to exercise. If the Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee in writing or electronically that the Option shall be fully exercisable for a period of 15 days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this Section 12, the Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase or receive, for each Optioned Share subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); PROVIDED, HOWEVER, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its parent, the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Optioned Share, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

SECTION 13.    INDEMNIFICATION.

     The Optionee shall indemnify and hold harmless the Company against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal fees and expenses), relating to or arising from the untruth, inaccuracy or breach of any of the representations, warranties or agreements of the Optionee contained in or as may be required by this Agreement.

SECTION 14.    NOTICES.

     All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or made when (i) delivered personally to the recipient, (ii) transmitted by facsimile or electronic mail (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day and, in the latter case, with receipt acknowledged by the recipient by return electronic mail) if faxed or e-mailed before 5:00 p.m. (New York time) on a Business Day, and other-wise on the next Business Day, (iii) two Business Days after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) five Business Days after being sent to the recipient by registered or certified mail (post-age prepaid and return receipt requested). Such notices, demands and other communications shall be sent to the address for such recipient as set forth below (or to such other address or to the attention of such other person as the recipient party has specified by like notice):

                                                                  EXECUTION COPY

          (i)  If to the Company, to

               Opus360 Corporation
               733 Third Avenue, 17th Floor
               New York, New York
               Attention:  Ari B. Horowitz
               Telephone: (212) 301-2280
               Facsimile:  (212) 559-8481
               E-Mail: ahorowitz@Opus.com

     with a copy (which shall not constitute notice) to:

               O'Sullivan Graev & Karabell, LLP
               30 Rockefeller Plaza
               New York, New York  10112
               Attention: John J. Suydam, Esq.
               Telephone: (212) 408-2400
               Facsimile:  (212) 728-5950
               E-Mail: jj@ogk.com

          (ii) if to the Optionee, to:

               Richard S. Miller
               5 Croydon Road
               Morristown, NJ 07960
               Telephone: (973) 267-8448
               Facsimile: (973) 267-8397
               E-Mail: ricksmiller@worldnet.att.net

     with a copy (which shall not constitute notice) to:

               Walter, Conston, Alexander & Green, P.C.
               90 Park Avenue
               New York, New York 10016
               Attention: Saul Ben-Meyer
               Telephone: (212) 210-9545
               Facsimile: (212) 210-9444
               E-Mail:  sben-meyer@wcag.com

SECTION 15.    GENERAL PROVISIONS.

     (a) COMPLETE AGREEMENT. This Agreement amends and restates the Existing Non-Statutory Option Agreement in it entirety and this Agreement, together with the Employment Agreement and all other agreements or contracts being entered into by the Optionee with the Company as of the date hereof, embody the complete agreement and understanding between the Company and the Optionee and supersede and preempt any prior understandings, agreements or representations by or among the Company and the Optionee, written or oral, which may have

                                                                  EXECUTION COPY

related to the subject matter hereof in any way. The parties hereto hereby forever release, waive and disclaim any and all rights under the Existing Non-Statutory Option Agreement.

     (b) SUCCESSOR AND ASSIGNS. This Agreement will be binding upon and inure to the benefit of the Company, the Optionee and each of their respective permitted successors and assigns; provided, however, that neither this Agreement nor any rights or obligations hereunder will be Transferable by the Optionee except as provided under Section 7.

     (c) GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW OR CONFLICTS OF LAWS PRINCIPLES THEREOF.

     (d) WAIVER OF JURY TRIAL. Each of the parties hereto hereby irrevocably waives all right to trial by jury in any action proceeding or counterclaim arising out of or relating to this Agreement.

     (e) AMENDMENT AND WAIVER. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company (upon the written approval of the Board (excluding the Optionee if he should be a member of the Board at the time of such determination)) and the Optionee, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement or any provision hereof.

     (f) HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     (g) COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     (h) BUSINESS DAYS. If any time period for giving notice or taking action hereunder expires on a day which is not a Business Day, the time period for giving notice or taking action shall be automatically extended to the immediately following Business Day.

     (i) SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements contained herein shall survive in perpetuity the consummation of the transactions contemplated hereby.

     (j) NOUNS AND PRONOUNS. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice-versa.

     (k) CONSTRUCTION. Where specific language (such as the word "including") is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall

                                                                  EXECUTION COPY

be applied against any party hereto. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

     (l) DELIVERY BY FACSIMILE. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments or supplements hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

                                                                  EXECUTION COPY

                  IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Option Agreement as of the date first written above.

                                        OPUS360 CORPORATION


                                        By:_______________________
                                           Name:
                                           Title:


                                        RICHARD S. MILLER

                                        __________________________